EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Third Quarter of 2019

BIRMINGHAM, Ala., Oct. 21, 2019 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the three and nine months ended September 30, 2019.

Third Quarter 2019 Highlights:

  Deposits increased 17%, annualized, on a linked quarter basis and 19% year-over-year, respectively
  Loans increased 10% year-over-year
  Diluted EPS was $0.69 for the third quarter of 2019 compared to $0.64 for the third quarter of 2018
  Efficiency ratio of 33.44% through the first nine months of 2019
FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending September 30, 2019	Period Ending June 30, 2019	% Change From Period Ending June 30, 2019 to Period Ending September 30, 2019	Period Ending September 30, 2018	% Change From Period Ending September 30, 2018 to Period Ending September 30, 2019
QUARTERLY OPERATING RESULTS
Net Income	$37,563	$35,633	5%	$34,560	9%
Net Income Available to Common Stockholders	$37,563	$35,602	6%	$34,560	9%
Diluted Earnings Per Share	$0.69	$0.66	5%	$0.64	8%
Return on Average Assets	1.67%	1.69%		1.87%
Return on Average Common Stockholders' Equity	18.69%	18.72%		20.42%
Average Diluted Shares Outstanding	54,096,368	54,089,107		54,191,222

Net income - adjusted for FDIC assessment credit*	$36,315	$35,633	2%	$34,560	5%
Net Income Available to Common Stockholders - adjusted
for FDIC assessment credit*	$36,315	$35,602	2%	$34,560	5%
Diluted Earnings Per Share - adjusted for FDIC assessment
credit*	$0.67	$0.66	2%	$0.64	5%
Return on Average Assets - adjusted for FDIC assessment
credit*	1.62%	1.69%		1.87%
Return on Average Common Stockholders' Equity -
adjusted for FDIC assessment credit*	18.07%	18.72%		20.42%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$108,206			$100,703	7%
Net Income Available to Common Stockholders	$108,175			$100,672	7%
Diluted Earnings Per Share	$2.00			$1.86	8%
Return on Average Assets	1.70%			1.90%
Return on Average Common Stockholders' Equity	18.93%			20.88%
Average Diluted Shares Outstanding	54,087,410			54,190,244

Net income - adjusted for FDIC assessment credit*	$106,958			$100,703	6%
Net Income Available to Common Stockholders - adjusted
for FDIC assessment credit*	$106,927			$100,672	6%
Diluted Earnings Per Share - adjusted for FDIC assessment
credit*	$1.98			$1.86	6%
Return on Average Assets - adjusted for FDIC assessment
credit*	1.68%			1.90%
Return on Average Common Stockholders' Equity -
adjusted for FDIC assessment credit*	18.71%			20.88%

BALANCE SHEET
Total Assets	$9,005,112	$8,740,237	3%	$7,517,833	20%
Loans	7,022,069	6,967,886	1%	6,363,531	10%
Non-interest-bearing Demand Deposits	1,678,672	1,576,959	6%	1,504,447	12%
Total Deposits	7,724,158	7,404,794	4%	6,505,351	19%
Stockholders' Equity	810,537	778,957	4%	681,510	19%

* The adjustment for the FDIC assessment credit included in the comparative periods presented in this press release are more fully described in "Detailed Financials" and in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $37.6 million for the quarter ended September 30, 2019, compared to net income and net income available to common stockholders of $34.6 million for the same quarter in 2018. Basic and diluted earnings per common share were $0.70 and $0.69, respectively, for the third quarter of 2019, compared to $0.65 and $0.64, respectively, for the third quarter of 2018.

Annualized return on average assets was 1.67% and annualized return on average common stockholders’ equity was 18.69% for the third quarter of 2019, compared to 1.87% and 20.42%, respectively, for the third quarter of 2018.

Net interest income was $73.0 million for the third quarter of 2019, compared to $70.1 million for the second quarter of 2019 and $66.9 million for the third quarter of 2018. The net interest margin in the third quarter of 2019 was 3.36% compared to 3.44% in the second quarter of 2019 and 3.77% in the third quarter of 2018. Linked quarter decreases in average rates paid on deposits in excess of decreases in loan yields drove a favorable rate change and increases in average balances in loans and equity drove favorable volume change. Increases in average balances in interest-bearing deposits in excess of increases in average balances in loans drove an unfavorable mix change as this excess was invested in lower yielding interest-bearing balances with other banks.

Average loans for the third quarter of 2019 were $6.96 billion, an increase of $172.2 million, or 10% annualized, over average loans of $6.79 billion for the second quarter of 2019, and an increase of $727.9 million, or 12%, over average loans of $6.23 billion for the third quarter of 2018.

Average total deposits for the third quarter of 2019 were $7.58 billion, an increase of $399.0 million, or 22% annualized, over average total deposits of $7.18 billion for the second quarter of 2019, and an increase of $1.25 billion, or 20%, over average total deposits of $6.33 billion for the third quarter of 2018.

Non-performing assets to total assets were 0.52% for the third quarter of 2019, an increase of 9 basis points compared to 0.43% for the second quarter of 2019 and an increase of 25 basis points compared to 0.27% for the third quarter of 2018.  Net charge-offs to average loans were 0.49%, a 27 basis point increase compared to 0.22% for the second quarter of 2019 and an increase of 24 basis points compared to 0.25% for the third quarter of 2018. We recorded a $7.0 million provision for loan losses in the third quarter of 2019 compared to $4.9 million in the second quarter of 2019 and $6.6 million in the third quarter of 2018. We recognized a $7.4 million close-out payment resulting from the termination of a state-operated loan guarantee program during the third quarter of 2019. The allowance for loan loss as a percentage of total loans was 1.10% at September 30, 2019, an increase of eight basis points compared to 1.02% at June 30, 2019 and an increase of five basis points compared to 1.05% as of September 30, 2018. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the third quarter of 2019 increased $1.1 million, or 23%, to $6.2 million from $5.1 million in the third quarter of 2018. Deposit service charges increased $140,000 in the third quarter of 2019, or 9%, compared to the third quarter of 2018. The number of transaction deposit accounts increased approximately 11% from September 30, 2018 to September 30, 2019. Mortgage banking revenue increased $544,000, or 69%, from the third quarter of 2018 to the third quarter of 2019. Mortgage loan originations increased approximately 64% during the third quarter of 2019 when compared to the same quarter in 2018. Credit card revenue increased $454,000, or 32%, to $1.9 million during the third quarter of 2019, compared to $1.4 million during the third quarter of 2018. The number of accounts increased approximately 35% and the aggregate amount of sales on all accounts increased 41% during the third quarter of 2019. Other income for the third quarter of 2019 increased $159,000, or 54%, to $453,000 from $294,000 in the third quarter of 2018.

Non-interest expense for the third quarter of 2019 increased $2.5 million, or 11%, to $25.2 million from $22.6 million in the third quarter of 2018, and decreased $861,000, or 3%, on a linked quarter basis. During the third quarter of 2019 we recognized a credit in the amount of $1.7 million to our FDIC and other regulatory assessments expense as a result of the Federal Deposit Insurance Corporation’s (“FDIC”) Small Bank Assessment Credit. This credit is discussed further below in “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.” Salary and benefit expense for the third quarter of 2019 increased $2.4 million, or 19%, to $15.5 million from $13.1 million in the third quarter of 2018, and increased $1.2 million, or 8%, on a linked quarter basis. The number of FTE employees increased from 456 at September 30, 2018 to 506 at September 30, 2019, or 11%. Equipment and occupancy expense increased $194,000, or 9%, to $2.4 million in the third quarter of 2019, from $2.2 million in the third quarter of 2018, and increased $100,000 on a linked-quarter basis. Professional services expense increased $34,000, or 4%, to $887,000 in the third quarter of 2019, from $853,000 in the third quarter of 2018, and decreased $304,000, or 26%, from $1.2 million on a linked-quarter basis. FDIC and other regulatory assessments decreased $971,000 to a credit amount of $296,000 in the third quarter of 2019, from $675,000 in the third quarter of 2018. As mentioned above, we recognized an assessment credit during the third quarter of 2019. Expenses associated with other real estate owned decreased $211,000, or 73%, to $78,000 in the third quarter of 2019, from $289,000 in the third quarter of 2018. We had one write-down of a commercial warehouse building in 2018. Other operating expenses for the third quarter of 2019 increased $1.1 million, or 19%, to $6.6 million from $5.5 million in the third quarter of 2018, and decreased $306,000, or 4%, on a linked-quarter basis. Increases in data processing and Federal Reserve Bank service charges contributed to this increase in other operating expenses for the year-over-year comparison. Decreases in business development expenses contributed to the decrease in the linked-quarter comparison. The efficiency ratio was 31.76% during the third quarter of 2019 compared to 31.45% during the third quarter of 2018 and compared to 34.30% during the second quarter of 2019.

Income tax expense increased $1.4 million, or 17%, to $9.5 million in the third quarter of 2019, compared to $8.1 million in the third quarter of 2018. Our effective tax rate was 20.20% for the third quarter of 2019 compared to 19.03% for the third quarter of 2018. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarters of 2019 and 2018 of $231,000 and $539,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

During the third quarter of 2019 we recorded a $1.7 million credit to our FDIC and other regulatory assessments expense as a result of the FDIC’s Small Bank Assessment Credit. Financial measures included in this press release that are presented adjusted for this credit are net income, net income available to common stockholders, diluted earnings per share, return on average assets and return on average common stockholders’ equity. Each of these five financial measures excludes the impact of this item, net of tax, attributable to the FDIC Small Bank Assessment Credit and are all considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation tables provide a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Net income - GAAP	$37,563	$108,206
Adjustments:
FDIC Small Bank Assessment Credit	1,669	1,669
Tax on adjustment	421	421
Adjusted net income - non-GAAP	$36,315	$106,958

Net income available to common stockholders - GAAP	$37,563	$108,175
Adjustments:
FDIC Small Bank Assessment Credit	1,669	1,669
Tax on adjustment	421	421
Adjusted net income available to common stockholders -
non-GAAP	$36,315	$106,927

Diluted earnings per share - GAAP	$0.69	$2.00
Adjustments:
FDIC Small Bank Assessment Credit	(0.03)	(0.03)
Tax on adjustment	0.01	0.01
Adjusted diluted earnings per share - non-GAAP	0.67	1.98

Return on average assets - GAAP	1.67%	1.70%
Net income - GAAP	$37,563	$108,206
Adjustments:
FDIC Small Bank Assessment Credit	1,669	1,669
Tax on adjustment	421	421
Adjusted net income - non-GAAP	$36,315	$106,958
Average assets - GAAP	$8,919,405	$8,505,310
Adjusted return on average assets - non-GAAP	1.62%	1.68%

Return on average common stockholders' equity - GAAP	18.69%	18.93%
Net income - GAAP	$37,563	$108,206
Adjustments:
FDIC Small Bank Assessment Credit	1,669	1,669
Tax on adjustment	421	421
Adjusted net income - non-GAAP	$36,315	$106,958
Average common stockholders' equity - GAAP	$797,294	$764,070
Adjusted return on average common stockholders' equity -
non-GAAP	18.07%	18.71%

	At September 30, 2019	At June 30, 2019	At March 31, 2019	At December 31, 2018	At September 30, 2018
Book value per share - GAAP	$15.13	$14.55	$13.94	$13.40	$12.81
Total common stockholders' equity - GAAP	810,537	778,957	745,586	715,203	681,510
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,246	14,314	14,381	14,449	14,517
Tangible common stockholders' equity - non-GAAP	$796,291	$764,643	$731,205	$700,754	$666,993
Tangible book value per share - non-GAAP	$14.86	$14.29	$13.67	$13.13	$12.54

Stockholders' equity to total assets - GAAP	9.00%	8.91%	8.97%	8.93%	9.07%
Total assets - GAAP	$9,005,112	$8,740,237	$8,310,836	$8,007,382	$7,517,833
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,246	14,314	14,381	14,449	14,517
Total tangible assets - non-GAAP	$8,990,866	$8,725,923	$8,296,455	$7,992,933	$7,503,316
Tangible common equity to total tangible assets - non-GAAP	8.86%	8.76%	8.81%	8.77%	8.89%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
CONSOLIDATED STATEMENT OF INCOME
Interest income	$101,130	$97,787	$93,699	$90,164	$84,058
Interest expense	28,125	27,702	24,921	21,306	17,195
Net interest income	73,005	70,085	68,778	68,858	66,863
Provision for loan losses	6,985	4,884	4,885	6,518	6,624
Net interest income after provision for loan losses	66,020	65,201	63,893	62,340	60,239
Non-interest income	6,210	5,778	4,942	5,019	5,065
Non-interest expense	25,161	26,022	25,326	22,701	22,624
Income before income tax	47,069	44,957	43,509	44,658	42,680
Provision for income tax	9,506	9,324	8,499	8,421	8,120
Net income	37,563	35,633	35,010	36,237	34,560
Preferred stock dividends	-	31	-	32	-
Net income available to common stockholders	$37,563	$35,602	$35,010	$36,205	$34,560
Earnings per share - basic	$0.70	$0.66	$0.65	$0.68	$0.65
Earnings per share - diluted	$0.69	$0.66	$0.65	$0.67	$0.64
Average diluted shares outstanding	54,096,353	54,089,107	54,076,538	54,109,450	54,191,222

CONSOLIDATED BALANCE SHEET DATA
Total assets	$9,005,112	$8,740,237	$8,310,836	$8,007,382	$7,517,833
Loans	7,022,069	6,967,886	6,659,908	6,533,499	6,363,531
Debt securities	688,271	658,221	631,946	590,184	578,271
Non-interest-bearing demand deposits	1,678,672	1,576,959	1,572,703	1,557,341	1,504,447
Total deposits	7,724,158	7,404,794	7,083,666	6,915,708	6,505,351
Borrowings	64,693	64,684	64,675	64,666	64,657
Stockholders' equity	$810,537	$778,957	$745,586	$715,203	$681,510

Shares outstanding	53,579,013	53,526,882	53,495,208	53,375,195	53,197,807
Book value per share	$15.13	$14.55	$13.94	$13.40	$12.81
Tangible book value per share (1)	$14.86	$14.29	$13.67	$13.13	$12.54

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.36%	3.44%	3.56%	3.63%	3.77%
Return on average assets	1.67%	1.69%	1.75%	1.85%	1.87%
Return on average common stockholders' equity	18.69%	18.72%	19.42%	21.13%	20.42%
Efficiency ratio	31.76%	34.30%	34.35%	30.73%	31.45%
Non-interest expense to average earning assets	1.16%	1.28%	1.31%	1.20%	1.27%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.39%	10.18%	10.30%	10.12%	10.08%
Tier 1 capital to risk-weighted assets	10.39%	10.19%	10.30%	10.13%	10.09%
Total capital to risk-weighted assets	12.27%	12.02%	12.21%	12.05%	12.05%
Tier 1 capital to average assets	8.88%	9.00%	9.03%	9.07%	9.28%
Tangible common equity to total tangible assets (1)	8.86%	8.76%	8.81%	8.77%	8.89%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2019	September 30, 2018	% Change
ASSETS
Cash and due from banks	$108,804	$77,692	40%
Interest-bearing balances due from depository institutions	463,625	59,096	685%
Federal funds sold	474,298	229,033	107%
Cash and cash equivalents	1,046,727	365,821	186%
Available for sale debt securities, at fair value	688,021	578,021	19%
Held to maturity debt securities (fair value of $250 at September 30, 2019 and 2018)	250	250	-%
Mortgage loans held for sale	8,691	5,277	65%
Loans	7,022,069	6,363,531	10%
Less allowance for loan losses	(77,192)	(66,879)	15%
Loans, net	6,944,877	6,296,652	10%
Premises and equipment, net	56,570	57,882	(2)%
Goodwill and other identifiable intangible assets	14,246	14,517	(2)%
Other assets	245,730	198,524	24%
Total assets	$9,005,112	$7,517,833	20%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,678,672	$1,504,447	12%
Interest-bearing	6,045,486	5,000,904	21%
Total deposits	7,724,158	6,505,351	19%
Federal funds purchased	370,231	246,094	50%
Other borrowings	64,693	64,657	-%
Other liabilities	35,493	20,221	76%
Total liabilities	8,194,575	6,836,323	20%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
September 30, 2019 and September 30, 2018	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,579,113 shares issued and outstanding at September 30, 2019, and 53,197,807 shares issued and outstanding
at September 30, 2018	54	53	2%
Additional paid-in capital	219,234	218,062	1%
Retained earnings	584,968	472,681	24%
Accumulated other comprehensive income (loss)	5,779	(9,788)	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	810,035	681,008	19%
Noncontrolling interest	502	502	-%
Total stockholders' equity	810,537	681,510	19%
Total liabilities and stockholders' equity	$9,005,112	$7,517,833	20%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest income:
Interest and fees on loans	$90,767	$78,991	$264,901	$222,285
Taxable securities	4,367	3,276	12,306	9,148
Nontaxable securities	316	583	1,155	1,862
Federal funds sold	1,768	892	4,985	2,137
Other interest and dividends	3,912	316	9,269	1,031
Total interest income	101,130	84,058	292,616	236,463
Interest expense:
Deposits	24,787	15,210	71,172	36,545
Borrowed funds	3,338	1,985	9,576	6,097
Total interest expense	28,125	17,195	80,748	42,642
Net interest income	73,005	66,863	211,868	193,821
Provision for loan losses	6,985	6,624	16,754	14,884
Net interest income after provision for loan losses	66,020	60,239	195,114	178,937
Non-interest income:
Service charges on deposit accounts	1,735	1,595	5,223	4,833
Mortgage banking	1,333	789	2,995	2,096
Credit card income	1,868	1,414	5,185	4,030
Securities gains	34	186	28	190
Increase in cash surrender value life insurance	787	787	2,327	2,350
Other operating income	453	294	1,172	922
Total non-interest income	6,210	5,065	16,930	14,421
Non-interest expense:
Salaries and employee benefits	15,499	13,070	44,103	39,464
Equipment and occupancy expense	2,387	2,193	6,933	6,260
Professional services	887	853	3,072	2,582
FDIC and other regulatory (credits) assessments	(296)	675	1,804	2,967
Other real estate owned expense	78	289	312	765
Other operating expense	6,606	5,544	20,285	17,136
Total non-interest expense	25,161	22,624	76,509	69,174
Income before income tax	47,069	42,680	135,535	124,184
Provision for income tax	9,506	8,120	27,329	23,481
Net income	37,563	34,560	108,206	100,703
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$37,563	$34,560	$108,175	$100,672
Basic earnings per common share	$0.70	$0.65	$2.02	$1.89
Diluted earnings per common share	$0.69	$0.64	$2.00	$1.86

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
Commercial, financial and agricultural	$2,653,934	$2,633,529	$2,522,136	$2,513,225	$2,478,788
Real estate - construction	550,871	603,779	556,219	533,192	543,611
Real estate - mortgage:
Owner-occupied commercial	1,526,911	1,538,279	1,500,595	1,463,887	1,430,111
1-4 family mortgage	632,346	630,963	629,285	621,634	610,460
Other mortgage	1,592,072	1,496,512	1,394,611	1,337,068	1,236,954
Subtotal: Real estate - mortgage	3,751,329	3,665,754	3,524,491	3,422,589	3,277,525
Consumer	65,935	64,824	57,062	64,493	63,607
Total loans	$7,022,069	$6,967,886	$6,659,908	$6,533,499	$6,363,531

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
Allowance for loan losses:
Beginning balance	$71,386	$70,207	$68,600	$66,879	$64,239
Loans charged off:
Commercial financial and agricultural	3,626	3,610	3,037	4,685	3,923
Real estate - mortgage	4,974	169	50	173	48
Consumer	172	63	218	72	76
Total charge offs	8,772	3,842	3,305	4,930	4,047
Recoveries:
Commercial financial and agricultural	126	117	12	120	52
Real estate - construction	1	-	1	4	4
Real estate - mortgage	-	4	7	1	1
Consumer	60	16	7	8	6
Total recoveries	187	137	27	133	63
Net charge-offs	8,585	3,705	3,278	4,797	3,984
Other transfer	7,406	-	-	-	-
Provision for loan losses	6,985	4,884	4,885	6,518	6,624
Ending balance	$77,192	$71,386	$70,207	$68,600	$66,879

Allowance for loan losses to total loans	1.10%	1.02%	1.05%	1.05%	1.05%
Allowance for loan losses to total average
loans	1.11%	1.05%	1.06%	1.07%	1.07%
Net charge-offs to total average loans	0.49%	0.22%	0.20%	0.30%	0.25%
Provision for loan losses to total average
loans	0.40%	0.29%	0.30%	0.40%	0.42%
Nonperforming assets:
Nonaccrual loans	$35,732	$21,840	$22,154	$21,926	$9,153
Loans 90+ days past due and accruing	5,317	10,299	5,021	5,844	5,714
Other real estate owned and
repossessed assets	5,337	5,649	5,480	5,169	5,714
Total	$46,386	$37,788	$32,655	$32,939	$20,581

Nonperforming loans to total loans	0.58%	0.46%	0.41%	0.43%	0.23%
Nonperforming assets to total assets	0.52%	0.43%	0.39%	0.41%	0.27%
Nonperforming assets to earning assets	0.53%	0.44%	0.40%	0.43%	0.28%
Reserve for loan losses to nonaccrual loans	216.03%	326.86%	316.90%	312.87%	730.68%

Restructured accruing loans	$3,468	$2,742	$2,742	$3,073	$15,495

Restructured accruing loans to total loans	0.05%	0.04%	0.04%	0.04%	0.24%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
Beginning balance:	$11,284	$12,289	$14,555	$16,584	$17,257
Additions	-	-	-	-	100
Net (paydowns) / advances	714	(12)	(766)	(11)	(177)
Charge-offs	(750)	(993)	(1,500)	(2,018)	(596)
	$11,248	$11,284	$12,289	$14,555	$16,584

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
Interest income:
Interest and fees on loans	$90,767	$88,610	$85,524	$83,085	$78,991
Taxable securities	4,367	4,193	3,746	3,506	3,276
Nontaxable securities	316	393	446	544	583
Federal funds sold	1,768	1,998	1,219	966	892
Other interest and dividends	3,912	2,593	2,764	2,063	316
Total interest income	101,130	97,787	93,699	90,164	84,058
Interest expense:
Deposits	24,787	24,240	22,145	18,957	15,210
Borrowed funds	3,338	3,462	2,776	2,349	1,985
Total interest expense	28,125	27,702	24,921	21,306	17,195
Net interest income	73,005	70,085	68,778	68,858	66,863
Provision for loan losses	6,985	4,884	4,885	6,518	6,624
Net interest income after provision for loan losses	66,020	65,201	63,893	62,340	60,239
Non-interest income:
Service charges on deposit accounts	1,735	1,786	1,702	1,714	1,595
Mortgage banking	1,333	1,087	575	688	789
Credit card income	1,868	1,741	1,576	1,521	1,414
Securities gains (losses)	34	(6)	-	-	186
Increase in cash surrender value life insurance	787	778	762	780	787
Other operating income	453	392	327	316	294
Total non-interest income	6,210	5,778	4,942	5,019	5,065
Non-interest expense:
Salaries and employee benefits	15,499	14,339	14,265	12,385	13,070
Equipment and occupancy expense	2,387	2,287	2,259	2,163	2,193
Professional services	887	1,191	994	1,064	853
FDIC and other regulatory (credits) assessments	(296)	1,081	1,019	902	675
Other real estate owned expense	78	212	22	25	289
Other operating expense	6,606	6,912	6,767	6,162	5,544
Total non-interest expense	25,161	26,022	25,326	22,701	22,624
Income before income tax	47,069	44,957	43,509	44,658	42,680
Provision for income tax	9,506	9,324	8,499	8,421	8,120
Net income	37,563	35,633	35,010	36,237	34,560
Dividends on preferred stock	-	31	-	32	-
Net income available to common stockholders	$37,563	$35,602	$35,010	$36,205	$34,560
Basic earnings per common share	$0.70	$0.67	$0.65	$0.68	$0.65
Diluted earnings per common share	$0.69	$0.66	$0.65	$0.67	$0.64

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2019		2nd Quarter 2019		1st Quarter 2019		4th Quarter 2018		3rd Quarter 2018
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$6,927,075	5.18%	$6,756,927	5.24%	$6,570,920	5.26%	$6,403,139	5.13%	$6,203,372	5.03%
Tax-exempt (2)	34,195	3.98	32,124	3.83	30,577	3.81	29,656	3.26	30,005	3.94
Total loans, net of
unearned income	6,961,270	5.17	6,789,051	5.23	6,601,497	5.25	6,432,795	5.12	6,233,377	5.03
Mortgage loans held for sale	6,482	2.45	5,208	3.85	1,614	6.53	3,364	3.30	3,538	4.15
Debt securities:
Taxable	595,405	2.93	565,491	2.97	518,955	2.89	498,138	2.82	482,571	2.72
Tax-exempt (2)	59,992	2.21	77,364	2.10	87,537	2.12	98,027	2.34	105,592	2.45
Total securities (3)	655,397	2.87	642,855	2.86	606,492	2.78	596,165	2.74	588,163	2.67
Federal funds sold	312,968	2.24	323,714	2.48	192,690	2.57	156,884	2.44	163,453	2.17
Interest-bearing balances with banks	690,973	2.25	411,481	2.53	438,099	2.56	334,065	2.45	61,867	2.03
Total interest-earning assets	$8,627,090	4.65%	$8,172,309	4.80%	$7,840,392	4.85%	$7,524,152	4.76%	$7,051,391	4.74%
Non-interest-earning assets:
Cash and due from banks	71,418		76,988		74,430		74,272		76,800
Net premises and equipment	58,243		58,607		58,852		58,521		58,873
Allowance for loan losses, accrued
interest and other assets	162,654		156,264		149,941		128,933		128,843
Total assets	$8,919,405		$8,464,168		$8,123,615		$7,784,999		$7,314,914

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$900,754	0.84%	$909,847	0.88%	$942,686	0.86%	$908,416	0.74%	$819,807	0.67%
Savings	57,431	0.60	54,391	0.57	54,086	0.55	52,443	0.54	53,835	0.52
Money market	4,265,435	1.76	3,932,459	1.88	3,758,162	1.78	3,537,522	1.56	3,305,293	1.33
Time deposits	703,278	2.20	694,414	2.16	698,976	2.06	687,361	1.92	643,260	1.65
Total interest-bearing deposits	5,926,898	1.66	5,591,111	1.74	5,453,910	1.65	5,185,742	1.45	4,822,195	1.25
Federal funds purchased	441,526	2.30	418,486	2.57	312,989	2.59	263,125	2.36	229,016	2.09
Other borrowings	64,689	4.79	64,680	4.84	64,671	4.90	64,665	4.79	64,652	4.79
Total interest-bearing liabilities	$6,433,113	1.73%	$6,074,277	1.83%	$5,831,570	1.73%	$5,513,532	1.53%	$5,115,863	1.33%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	1,654,928		1,591,722		1,524,502		1,551,366		1,511,410
Other liabilities	34,070		35,161		36,362		40,185		16,333
Stockholders' equity	792,284		763,742		735,611		689,525		678,839
Accumulated other comprehensive
income (loss)	5,010		(734)		(4,430)		(9,609)		(7,531)
Total liabilities and
stockholders' equity	$8,919,405		$8,464,168		$8,123,615		$7,784,999		$7,314,914
Net interest spread		2.92%		2.97%		3.12%		3.23%		3.41%
Net interest margin		3.36%		3.44%		3.56%		3.63%		3.77%

(1)			Average loans include loans on which the accrual of interest has been discontinued.
(2)			Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)			Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.